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                                                                    Exhibit 99.4


January 12, 2005

Board of Directors
Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated December 31, 2004, to the Board of Directors of Chronimed Inc. ("Chronimed") regarding the proposed merger between Chronimed and MIM Corporation ("MIM") in MIM's Amendment No. 3 to the Registration Statement on Form S-4 to which this consent is filed as an exhibit (the "Registration Statement") and to the reference in the Registration Statement to our firm and to our opinion. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,



/s/ BANC OF AMERICA SECURITIES, LLC
BANC OF AMERICA SECURITIES, LLC